Exhibit 32.1

In connection with the Annual Report of General Cannabis Corporation (the “Company”) on Form 10-K for the period ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Report”), Michael Feinsod, the Company’s Principal Executive, and Brian Andrews the Company’s Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

March 8, 2019	/s/ Michael Feinsod
Michael Feinsod, Chief Executive Officer, Principal Executive Officer

March 8, 2019	/s/ Brian Andrews
Brian Andrews, Chief Financial Officer, Principal Financial and Accounting Officer